Exhibit 10.1

Execution Copy

AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT

AND THE OTHER FINANCING AGREEMENTS AND CONSENT

This AMENDMENT NO. 5 TO LOAN AND SECURITY AGREEMENT AND THE OTHER FINANCING AGREEMENTS AND CONSENT, dated as of April 16, 2012 (this “Amendment No. 5”), is by and among Wells Fargo Capital Finance, LLC, successor by merger to Wachovia Capital Finance Corporation (New England), in its capacity as agent pursuant to the Loan Agreement defined below (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Viasystems Technologies Corp., L.L.C., a Delaware limited liability company (“Technologies”), Viasystems Corporation, an Oregon corporation formerly known as Merix Corporation (“Merix” and, together with Technologies, each individually a “Borrower” and collectively, “Borrowers”), Viasystems, Inc., a Delaware corporation (“Parent”), Viasystems International, Inc., a Delaware corporation (“International”) and Merix Asia, Inc., an Oregon corporation (“Asia” and together with Parent and International, each individually a “Guarantor” and collectively, “Guarantors”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of February 16, 2010, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 24, 2010, Amendment No. 2 to Loan and Security Agreement and Waiver, dated as of August 2, 2011, Amendment No. 3 to Loan and Security Agreement, dated as of December 8, 2011, and Amendment No. 4 to Loan and Security Agreement and Consent, dated as of April 3, 2012 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and all other agreements, documents and instruments referred to therein or at any time executed or delivered in connection therewith or related thereto, including, without limitation, this Amendment No. 5 (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have advised Agent and Lenders that Parent’s wholly-owned Subsidiary, Victor Merger Sub Corp. (“Specified Merger Sub”), intends to merge with and into DDi Corp. (the “Acquired Company”) with the Acquired Company being the surviving corporation (the “Specified Merger”) as further set forth in the Agreement and Plan of Merger, dated as of April 3, 2012 (the “Specified Merger Agreement”), by and among Specified Merger Sub, Acquired Company and Parent;

WHEREAS, in connection with the Specified Merger and any refinancing of all or any portion of the Senior Secured Notes (whether or not refinanced in connection with the Specified Merger), Borrowers and Guarantors have advised that they intend to enter into financing arrangements, pursuant to which Borrowers and Guarantors will incur indebtedness comprising New Debt (as defined below);

WHEREAS, by this Amendment No. 5, Agent, Lenders, Borrowers and Guarantors intend to evidence such amendments and consents on the terms and subject to the conditions contained herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein (and in the case of the definitions of Bridge Loans and New Debt, in Amendment No. 4), the following terms shall have the meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i) “Amendment No. 5” shall mean Amendment No. 5 to Loan and Security Agreement and the Other Financing Agreements and Consent, dated as of April 16, 2012, by and among Borrowers, Guarantors, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii) “Amendment No. 5 Effective Date” shall mean the first date on which the conditions precedent set forth in Section 8 of Amendment No. 5 are satisfied.

(iii) “Bridge Loans” shall have the meaning set forth in the definition of New Debt.

(iv) “Designated Amount” shall mean the difference (if positive) between (a) the amount of the Borrowing Base (as defined in the Indenture as in effect as of the Amendment No. 5 Effective Date) on the date on which the Last Out New Debt is incurred and (b) $125,000,000.

(v) “Exchange Notes” shall have the meaning set forth in the definition of New Debt.

(vi) “Last Out Lien” shall have the meaning assigned in Amendment No. 5.

(vii) “Last Out New Debt” shall mean that portion of the New Debt that is secured by the Last Out Lien.

(viii) “Last Out New Debt Agent” shall have the meaning assigned in Amendment No. 5.

(ix) “New Debt” shall mean indebtedness of the Borrowers and Guarantors comprising bridge loans (“Bridge Loans”), exchange notes issued in exchange for any such Bridge Loans (“Exchange Notes”), other debt securities, term loans or a combination of the foregoing in a cumulative maximum principal amount not to exceed the amount specified in Section 3(a) of Amendment No. 4, as amended by Amendment No. 5, which may be secured by liens on the assets of Borrowers and Guarantors as and to the extent permitted in Section 4 of Amendment No. 4, as amended by Amendment No. 5, incurred at any time and from time to time on or before the date that is the earlier of the first anniversary of the consummation of the Specified Merger or September 15, 2013, except in the case of Exchange Notes, which may be incurred at any time and from time to time on or after the first anniversary of the consummation of the Specified Merger, but prior to the fifth anniversary thereof.

(x) “Specified Non-Loan Party Subsidiary” means, collectively, (a) Viasystems Services Ltd, an entity organized under the laws of Canada that is a subsidiary of Viasystems International, Inc., (b) Wirekraft Industries LLC, a limited liability company organized under the laws of Delaware that is a subsidiary of Viasystems International, Inc., (c) Viasystems ULC, an entity organized under the laws of Nova Scotia that is a subsidiary of Viasystems International, Inc., and (d) Viasystems, B.V., an entity organized under the laws of the Netherlands that is a subsidiary of Viasystems International, Inc.

(b) Amendment to Definition of Immaterial Subsidiary. The definition of “Immaterial Subsidiary” is hereby restated in its entirety as follows:

“Immaterial Subsidiary” means, as of any date, (a) any Subsidiary whose total assets, as of such date, are less than $100,000 and whose total revenues for the most recent twelve month period do not exceed $100,000; provided, that, a Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of any Credit Party; provided, further, that each of Viasystems Milwaukee Inc., a Wisconsin corporation, and Wirekraft Industries, LLC, a Delaware limited liability company, will be considered to be an Immaterial Subsidiary until such time that it (i) has total assets equal to or greater than $100,000, (ii) has total revenues for the most recent twelve month period equal to or greater than $100,000 or (iii) directly or indirectly guarantees or otherwise provides direct credit support for any indebtedness of any Credit Party; and (b) Viasystems, B.V., an entity organized under the laws of the Netherlands.

(c) Interpretation. For purposes of this Amendment No. 5, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement as amended by this Amendment No. 5.

2. Consent to Indebtedness.

(a) Section 2 of Amendment No. 4 is hereby amended by inserting the following words at the end of the last sentence thereof immediately following “Loan Agreement”: “with respect to the Acquired Company and its Subsidiaries within thirty (30) days following the consummation of the Specified Merger (or such larger number of days following the consummation of the Specified Merger as Agent may agree in writing).”

(b) Section 3 of Amendment No. 4 is hereby amended by deleting clause (a) of such Section in its entirety and replacing it with the following:

“(a) the sum of the outstanding principal amount of all New Debt and the outstanding principal amount of the Senior Secured Notes shall not at any time exceed (i) $550,000,000, plus any pay in kind interest paid thereon or (ii) after September 21, 2012, if the Specified Merger has not been consummated on or before such date, $250,000,000, plus any pay in kind interest paid thereon;”

(c) Section 3 of Amendment No. 4 is hereby amended by deleting clauses (d) and (e) of such Section in their entirety and replacing them with the following:

“(d) the terms of the New Debt shall not require Borrowers and Guarantors, directly or indirectly, to (i) make any payments in respect of any New Debt; provided, that, notwithstanding anything in the Loan Agreement or any other Financing Agreement to the contrary, (A) Borrowers and Guarantors may make regularly scheduled payments of interest, or any payments of default interest, in respect of such New Debt, (B) Borrowers and Guarantors may pay fees, prepayment premiums, original issue discount, expenses and indemnities incurred in connection therewith, (C) Borrowers and Guarantors may repay the outstanding principal amount of such New Debt plus accrued and unpaid interest thereon on or after the Maturity Date, (D) Borrowers and Guarantors may make mandatory prepayments in respect of such New Debt (or any Refinancing Indebtedness in respect of the New Debt) with (w) any proceeds of New Debt that are maintained in an escrow account if the Specified Merger does not occur by September 21, 2012, (x) in the case of Bridge Loans (or any Refinancing Indebtedness in respect of the Bridge Loans), to the extent outstanding at any time on or before the first anniversary of the Specified Merger, (1) the proceeds of issuances of equity securities issued by Parent, (2) the proceeds of other New Debt not constituting Bridge Loans, (3) the proceeds of issuances of other Indebtedness permitted under the Loan Agreement (as in effect immediately before giving effect to this Amendment No. 4) other than proceeds of Indebtedness under the Loan Agreement and other exceptions set forth therein, or (4) the proceeds of asset sales and casualty insurance not required to prepay the Obligations or the Senior Secured Notes (subject to the terms of the New Debt Intercreditor Agreement defined below), (y) in the case of any other New Debt (or any Refinancing Indebtedness in respect of such other New Debt), the proceeds of equity interests issued by Parent and asset sales and insurance proceeds not required to prepay the Obligations or the Senior Secured Notes (subject to the terms of the New Debt Intercreditor Agreement defined below), or (z) in each case of clauses (x) and (y), mandatory prepayments or mandatory offers to prepay required upon a change of control or payments required upon the acceleration of the New Debt (or any Refinancing Indebtedness in respect of the New Debt) upon the occurrence and during the continuance of an event of default under the documents governing the New Debt (or any Refinancing

Indebtedness in respect of the New Debt), (E) Borrowers and Guarantors may make payments in respect of the New Debt (or any Refinancing Indebtedness in respect of the New Debt) with the proceeds of other Refinancing Indebtedness permitted under Section 9.9(i) of the Loan Agreement, (F) Borrowers and Guarantors may repay or repurchase New Debt in an aggregate amount during any calendar year not to exceed 10.0% of the initial aggregate outstanding principal amount of such New Debt at a price no higher than par plus accrued and unpaid interest on the principal amount so prepaid or repurchased; provided, that, solely in the case of clause (F), (1) as of the date of any such prepayment or repurchase and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and Excess Availability shall be not less than $22,500,000 and (2) Excess Availability for each of the 30 consecutive days prior to the date of any such prepayment or repurchase shall be not less than $22,500,000, or (ii) redeem, retire, defease, purchase or otherwise acquire such New Debt, or set aside or otherwise deposit or invest any sums for such purpose (other than (x) with proceeds of Refinancing Indebtedness, to the extent permitted under Section 9.9(i) of the Loan Agreement and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced, exchanged or substituted for, or (y) to the extent permitted under clause (i)(D) or (F) of this Section (d) above);

(e)	[Reserved]; and”

(d) Section 3(f) of Amendment No. 4 is hereby amended by inserting the following words at the end of the last sentence thereof immediately following “prior to August 23, 2014”: “(other than the payments permitted by Section 3(d)(i)(F) above).”

3. Consent to Liens. Section 4 of Amendment No. 4 is hereby amended (a) by striking the words “September 15, 2012” from clause (b) thereof and replacing them with the words “September 21, 2012”, (b) by striking the word “and” immediately prior to clause (b) of such Section, and (c) by inserting the following immediately before the closed parenthesis appearing at the end of clause (b) of such Section:

“and (c) New Debt in an aggregate principal amount not to exceed the Designated Amount (the “Last Out New Debt”) may be secured by a lien in favor of a third party (the “Last Out New Debt Agent”) that is senior to the liens granted to secure the New Debt (other than the Last Out New Debt) and the Senior Secured Notes and junior to the lien securing the Obligations, pursuant to documentation reasonably satisfactory to Agent (the “Last Out Lien”); provided, that, (i) the Last Out New Lien shall be subject and subordinate to the security interests and liens of Agent pursuant to an intercreditor agreement, in form and substance reasonably satisfactory to Agent, (ii) the Last Out New Debt and Last Out Lien shall not contravene any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor is bound, (iii) any such indenture or other agreement for borrowed money shall permit the Obligations, and shall permit the Obligations to be secured by a first priority lien on the assets of the Borrowers and Guarantors and (iv) except as mutually agreed by Agent and the holders of the Last Out New Debt, the Last Out New Debt and Last Out Liens shall be documented in a manner so that (and the terms of the intercreditor agreement referred to in clause (i) above will be satisfactory to Agent if) (A) the holders of the Last Out New Debt and the beneficiaries of the Last Out Lien shall have no greater rights and remedies set forth in such documentation, relative to the Agent and the holders of the Obligations, than they would have if the Last Out New Debt Agent entered into an intercreditor agreement in favor of Agent containing terms which are substantially identical to the Intercreditor Agreement and (B) the holders of the Obligations and the beneficiaries of the lien securing such Obligations (including, without limitation, the Agent) shall have no lesser rights and remedies, relative to the Agent and the holders of the Obligations, than they would have if the Last Out New Debt Agent entered into an intercreditor agreement in favor of Agent containing terms which are substantially identical to the Intercreditor Agreement”

4. Consent to Restrictions Affecting Subsidiaries. Notwithstanding anything to the contrary set forth in the Financing Agreements (including Section 9.16 of the Loan Agreement and Section 5(e) of Amendment No. 4), Agent and Lenders hereby consent to Borrowers and the Guarantors causing or suffering to exist any encumbrance or restriction which prohibits or limits the ability of such Borrower or Guarantor to take any of the actions set forth in clauses (a) through (d) of Section 9.16 of the Loan Agreement to the extent that such encumbrance or restriction arises under the New Debt or any Refinancing Indebtedness in respect thereof; provided, that, except as otherwise expressly permitted hereby, any such encumbrance or restriction contained therein is no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the Note Purchase Documents.

5. Amendment to Loan Agreement.

(a) Section 1.56 of the Loan Agreement is hereby amended as follows:

(i) Clause (d) is hereby restated in its entirety as follows:

“(d) any of the outstanding Capital Stock of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary and any of the outstanding Capital Stock of an Immaterial Subsidiary; provided, that, with respect to the Capital Stock of any Immaterial Subsidiary that is also a Specified Non-Loan Party Subsidiary, such Capital Stock shall not constitute Excluded Property unless and until Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that none of the New Debt or the Indebtedness evidenced by or arising under the Indenture are secured by a lien on such Capital Stock;”

(ii) by adding the following words immediately at the end of Section 1.56:

“Notwithstanding the foregoing, any Investments permitted by Section 9.10(m) and any products or proceeds thereof, and the rights of Borrowers and Guarantors in any agreement governing such Investments, shall constitute Excluded Property.”

(b) Section 9.10 of the Loan Agreement is hereby amended by (a) deleting the period appearing at the end of clause (l) and replacing it with “; and” and (b) inserting the following clause (m) immediately after clause (l):

“(m) Investments of the proceeds of the New Debt and the other funds permitted to be maintained in an escrow account pursuant to Section 4(b) of Amendment No. 4; provided, that, the proceeds in such escrow account (including the Investments permitted by this clause (m)) shall be applied in accordance with subclause (d)(i)(D)(w) of Section 3 of Amendment No. 4 (as amended by Amendment No. 5).

6. Release of Liens on Capital Stock issued by Specified Non-Loan Party Subsidiaries. Upon the request of Parent following the issuance of the New Debt, Agent shall promptly release its liens on any Capital Stock issued by any Specified Non-Loan Party Subsidiary; provided, that, Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that none of the New Debt or the Indebtedness evidenced by or arising under the Indenture are secured by a lien on such Capital Stock, following which time Agent shall, promptly upon the request of Parent and at the expense of Borrower, take such steps as are reasonably requested by the Parent to evidence the release of Agent’s lien on such Capital Stock.

7. Representations, Warranties and Covenants.

(a) Each Borrower and Guarantor, jointly and severally, represents and warrants to Agent and Lenders as follows, which representations and warranties are continuing and shall survive the execution and delivery hereof, the truth and accuracy of which are a continuing condition of the making or providing of any Loans to Borrowers:

(i) this Amendment No. 5 and each other agreement (if any) to be executed and delivered by each Borrower and Guarantor in connection herewith, with, to or in favor of Agent or Lenders (together with this Amendment No. 5, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary action of each Borrower and Guarantor, and is in full force and effect, and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their terms, except as expressly modified or waived hereby and as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(ii) no action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other Person, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance by any Borrower or Guarantor of this Amendment No. 5 and the other Amendment Documents;

(iii) on the date hereof, no Default or Event of Default exists or has occurred and is continuing; and

(iv) the execution, delivery and performance of this Amendment No. 5 and the other Amendment Documents (A) is within each Borrower’s and Guarantor’s limited liability company or corporate powers and (B) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Indenture) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property is bound.

(b) Borrowers and Guarantors covenant and agree that they shall furnish to Agent copies of all notices or demands in connection with New Debt received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be.

(c) Borrowers and Guarantors covenant and agree that, on and after the Amendment No. 5 Effective Date, neither Borrowers nor Gu arantors shall make any Investment in, or transfer or otherwise provide any assets to, Viasystems B.V. in an amount, in the aggregate, that exceeds $100,000.

8. Conditions Precedent. This Amendment No. 5 shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received counterparts of this Amendment No. 5, duly authorized, executed and delivered by Borrowers, Guarantors and Required Lenders; and

(b) no Default or Event of Default shall exist or have occurred and be continuing.

Upon the written request of Parent following the satisfaction of the conditions precedent in clauses (a) and (b) above, Agent shall promptly confirm in writing the satisfaction of such conditions precedent.

9. General.

(a) Effect of this Amendment. Except as expressly provided herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent any conflict exists between the terms of this Amendment No. 5 and the other Financing Agreements, the terms of this Amendment No. 5 shall control.

(b) Governing Law. The validity, interpretation and enforcement of this Amendment No. 5 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(c) Jury Trial Waiver. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 5 OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 5 OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, ANY AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 5 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(d) Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(e) Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

(f) Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 5.

(g) Entire Agreement. This Amendment No. 5, together with the other Amendment Documents, represent the entire agreement and understanding concerning the subject matter hereof and thereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

(h) Counterparts, etc. This Amendment No. 5 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 5, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 5.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the date first above written.

BORROWERS

VIASYSTEMS CORPORATION, formerly known as Merix Corporation

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

VIASYSTEMS TECHNOLOGIES CORP., L.L.C.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

GUARANTORS

VIASYSTEMS, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

VIASYSTEMS INTERNATIONAL, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President, Treasurer and Chief Financial Officer

MERIX ASIA, INC.

By:	/s/ Gerald G. Sax
Name:	Gerald G. Sax
Title:	Vice President

Amendment No. 5 to Loan and Security Agreement

and Other Financing Agreements and Consent

AGENT

WELLS FARGO CAPITAL FINANCE, LLC,
successor by merger to Wachovia Capital Finance
Corporation (New England), as Agent

By:	/s/ Barry Felker
Name:	Barry Felker
Title:	Vice President

LENDERS

WELLS FARGO CAPITAL FINANCE, LLC,
successor by merger to Wachovia Capital Finance
Corporation (New England)

By:	/s/ Barry Felker
Name:	Barry Felker
Title:	Vice President

Amendment No. 5 to Loan and Security Agreement

and Other Financing Agreements and Consent